Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VII, LP of our report dated June 3, 2008 relating to the February 29, 2008 financial statement of Commonwealth Income & Growth Fund, Inc., which appears in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
December 19, 2008